Exhibit 10.2

_____________________________________________________________________________

MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

SUMMER ENERGY HOLDINGS, INC.,

REP ENERGY, LLC, and

THE MEMBERS OF REP ENERGY, LLC

Effective November 1, 2017

_____________________________________________________________________________

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of November 1, 2017, is entered into by and among Summer Energy Holdings, Inc., a Nevada corporation (“Buyer”), REP Energy, LLC, a Texas limited liability company (the “Company”), and the members of the Company as identified on the signature pages to this Agreement (individually, a “Seller” and collectively, “Sellers”).

RECITALS

WHEREAS, Sellers own all of the issued and outstanding units of membership interest (the “Membership Interests”) of the Company; and

WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Membership Interests, for the consideration and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, the Company, and Sellers (the “Parties”) agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein), Buyer will purchase from each Seller, and each Seller will sell and deliver to Buyer, all of the Membership Interests owned by such Seller, which Membership Interests equal one hundred percent (100%) of the issued and outstanding Membership Interests of the Company. Each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, each Seller’s right, title and interest in and to the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) (other than restrictions on transfer imposed by applicable securities law or arising under Company’s organizational documents), for the consideration specified in Section 1.02.

Section 1.02Purchase Price.

(a)The total consideration for the Membership Interests (the “Purchase Price”) shall be 2,177,912 shares of Buyer’s common stock, which is that number of shares of Buyer’s common stock (the “Buyer Shares”) having an aggregate value of $3,266,867, such value to be calculated based upon a price per share equal to $1.50, rounded up to the nearest whole number of shares.  The Purchase Price also reflects the Company’s outstanding debt obligations totaling approximately $767,677, as well as $65,000 in cash drawn on a Comerica line of credit.

(b)At the Closing, subject to the terms and conditions of this Agreement,

(i)each Seller shall transfer all of the Membership Interests owned by such Seller to Buyer by delivering to Buyer the certificates therefor, if any, or an assignment of membership interests (“Assignment”), free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities law or arising under Company’s organizational documents); and

(ii)against receipt of the Membership Interests, Buyer shall issue and deliver the Buyer Shares, pro rata among Sellers in proportion to each Seller’s ownership of the Membership Interests described on Schedule 1.02(b) (the “Pro Rata Share”).

Section 1.03Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on such date as Buyer, Sellers, and the Company may mutually determine, but for all purposes shall be effective as of November 1, 2017 (the “Closing Date”).  The sale, assignment, transfer and conveyance to Buyer of the Membership Interests will be deemed effective as of 12:01 a.m. Central Daylight Time on the Closing Date.

Section 1.04Withholding. Notwithstanding anything to the contrary in Article I, to the extent required by the Internal Revenue Code or applicable law, Buyer shall be permitted to deduct and withhold any required amounts from the Purchase Price (or any portion thereof), as reasonably determined by Buyer.  Any amounts so deducted or withheld shall be treated as if paid to the Party for whom the deduction or withholding was required.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers, severally and not jointly, represents and warrants to Buyer that the statements contained in this Article II are true, correct and complete as of the Closing Date:

Section 2.01Authority; Enforceability.  Such Seller has full power, authority and legal capacity to execute and deliver this Agreement and all other written agreements, documents and certificates contemplated by this Agreement (the “Transaction Documents”) to which such Seller is a party and to perform such Seller’s obligations thereunder.  This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with the terms of this Agreement.  Upon the execution and delivery by such Seller of each Transaction Document to which such Seller is a party, such Transaction Document will constitute the valid and legally binding obligation of such Seller enforceable against such Seller in accordance with the terms of such Transaction Document.

Section 2.02No Conflicts; Consents. The execution, delivery and performance by such Seller of this Agreement and the Transaction Documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Seller; (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which such Seller is a party; (d) result in any violation, conflict with or constitute a default under the Company’s organizational documents; or (e) result in the creation or imposition of any Encumbrance on the Membership Interests owned by such Seller. No consent, approval, waiver or authorization is required to be obtained by such Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 2.03Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to such Seller’s knowledge, threatened against or by such Seller (a) relating to or affecting the Membership Interests; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To such Seller’s knowledge, no event has occurred or circumstances exist that is reasonably likely to give rise to, or serve as a basis for, any such Action.

Section 2.04Ownership of Membership Interests. Such Seller is the sole legal, beneficial, record and equitable owner of the Membership Interests, free and clear of all Encumbrances whatsoever, other than restrictions on transfer imposed by applicable securities law or arising under Company’s organizational documents.  At the Closing and as of the Closing Date, such Seller will have duly transferred to Buyer all of such Seller’s Membership Interests, free and clear of any Encumbrance, other than restrictions on transfer imposed by applicable securities law or any arising under Company’s organizational documents.

Section 2.05Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Seller.

Section 2.06Intellectual Property.  As of the date hereof, such Seller has transferred, assigned and sold to the Company any and all intellectual property (including patents, trademarks, copyrights, software, websites or registrations) that is used by the Company in its business.

Section 2.07Securities Law.

(a)Such Seller acknowledges that the offer and sale of the Buyer Shares is intended to be exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”) and all applicable state securities law.

(b)Such Seller  (i) has been furnished with a copy of Buyer’s Form 10-K most recently filed with the U.S. Securities and Exchange Commission (“SEC”) and all reports or documents required to be filed thereafter with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) has been provided copies of all other reasonably requested material information regarding Buyer; and (iii) has been afforded an opportunity to ask questions of, and receive answers from, management of Buyer in connection with the Buyer Shares.  Such Seller has not been furnished with any oral or written representation in connection with the purchase of the Buyer Shares by or on behalf of Buyer that such Seller has relied on that is not contained in this Agreement.

(c)Such Seller (i) is (A) an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act; or (B) sophisticated; (ii) has obtained, in its judgment, sufficient information to evaluate the merits and risks of the purchase of the Buyer Shares; (iii) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such purchase of the Buyer Shares and to make an informed investment decision with respect thereto; and (iv) has consulted with its own advisors with respect to the purchase of the Buyer Shares.

(d)The Buyer Shares are being acquired for such Seller’s own account for investment and not for the benefit or account of any other Person and not with a view to, or in connection with, any resale or distribution thereof.  Such Seller fully understands and agrees that it must bear the economic risk of the investment in the Buyer Shares for an indefinite period of time because, among other reasons, the Buyer Shares have not been registered under the Securities Act or under the securities law of any states, and, therefore, the Buyer Shares are “restricted securities” and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities law of such states or an exemption from such registration is otherwise available. Such Seller understands that Buyer is not under any obligation to register the Buyer Shares on such Seller’s behalf or to assist such Seller in complying with any exemption from registration under the Securities Act or applicable state securities law, but will, to the extent it does not cause unreasonable burden to Buyer, assist such Seller with complying with any such exemption.  Such Seller understands that Buyer may require, as a condition to registering the transfer of the Buyer Shares, an opinion of counsel satisfactory to Buyer to the effect that such transfer does not violate securities registration requirements.

(e)Such Seller intends that the state securities law of the State of Texas alone (and not the securities law of any other state) will apply to its acquisition of the Buyer Shares.  Such Seller meets all suitability standards imposed by the State of Texas relating to the purchase of the Buyer Shares hereunder without registering the Buyer Shares under the securities law of such state.

Section 2.08Full Disclosure. No representation or warranty by such Seller in this Agreement and no statement of any Seller contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer by such Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Sellers (other than Rod Danielson, Wallace DeHay and Meryl Roberts) and the Company represent and warrant to Buyer as follows:

Section 3.01Organization and Qualification of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Texas and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Schedule 3.01 sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.02Authority. The Company has full power and authority to execute and deliver this Agreement and each Transaction Document to which the Company is a party, and to perform its obligations hereunder and thereunder.  All limited liability company actions taken by the Company in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing.  The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party have been duly authorized by the members of the Company.  This Agreement and each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with the terms thereof.  Upon the execution and delivery by the Company of each Transaction Document to which the Company is a party, such Transaction Document will constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with the terms of such Transaction Document.

Section 3.03Membership Interests.  The Membership Interests constitute 100% of the total issued and outstanding membership interests in the Company.  Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Membership Interests, free and clear of all Encumbrances other than restrictions on transfer imposed by applicable securities law or any arising under Company’s organizational documents.  The Membership Interests were issued in compliance with applicable laws. The Membership Interests were not issued in violation of the organizational documents of the Company or any other agreement, arrangement or commitment to which the Company is a party and are not subject to or in violation of any preemptive or similar rights of any person. The Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable.

Section 3.04No Subsidiaries. Except as set forth on Schedule 3.04, the Company does not own, or have any interest in any shares or have an ownership interest in any other entity.

Section 3.05No Conflicts. Neither the execution and delivery of this Agreement nor the performance of the contemplated transaction will, directly or indirectly, with or without notice or lapse of time:  (i) violate any law to which the Company or any asset owned or used by the Company is subject; (ii) violate any permit held by the Company or give any Governmental Body the right to terminate, revoke, suspend or modify any permit held by the Company; (iii) violate any organizational document of the Company; (iv) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify or exercise any remedy under, any material contract to which the Company is party; (v) cause the Company to have any liability for any tax; or (vi) result in the imposition of any Encumbrance upon any asset owned or used by the Company.

Section 3.06Financial Statements. Complete copies of the Company’s unaudited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2015 and 2016 and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at September 30, 2017 and the related statements of income and retained earnings, members’ equity and cash flow for the nine-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) are attached as Exhibit A hereto. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31 is referred to herein as the “Balance Sheet” and the balance sheet of the Company as of September 30, 2017 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” The Company maintains a standard system of accounting established and administered in accordance with GAAP. To the knowledge of the Company, there are no events of fraud, whether or not material, that involve management or other employees of the Company who have a significant role in the Company’s financial reporting and/or relate to the business of the Company.

Section 3.07Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Financial Statements as of the date of the Financial Statements, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements and which are not, individually or in the aggregate, material in amount.

Section 3.08Inventory. All inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances (other than taxes, assessments and other governmental levies, fees, or charges that are (i) not due and payable as of the Closing Date or (ii) being contested by appropriate proceedings); and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

Section 3.09Legal Proceedings; Governmental Orders.

(a)Except as set forth in Schedule 3.09(a), there are no Actions pending or, to the Company’s knowledge, threatened (i) against or by the Company affecting any of its properties or assets; or (ii) against or by the Company, or to the Company’s knowledge by any Seller or any affiliate of any Seller, that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

Section 3.10Compliance with Laws. The Company has complied, and is now complying, with all laws applicable to it or its business, properties or assets.

Section 3.11Books and Records. The minute books of the Company have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the members and the managers, and no meeting, or action taken by written consent, of any such members or managers has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.12Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted.

Section 3.13Accounts Receivable; Accounts Payable.

(a)All Accounts Receivable as of the Closing Date represent or will represent valid obligations arising from goods or services actually sold by the Company in the ordinary course of business.  Unless paid prior to the Closing Date, the Accounts Receivable are and will be as of the Closing Date current and collectible in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Company as of the Closing Date, respectively.  The foregoing reserves are calculated consistent with past practices.  There is no contest, claim, or right to set-off, other than warranty work in the ordinary course of business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

(b)All Accounts Payable as of the Closing Date represent or will represent valid obligations arising from purchases or commitments actually made by the Company in the ordinary course of business.  Unless paid prior to the Closing Date, the Accounts Payable are and will be as of the Closing Date current and payable in accordance with their terms net of the respective reserves shown on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Company as of the Closing Date, respectively.  There is no contest, claim, or right to set-off under any Contract with any obligee of an Account Payable relating to the amount or validity of such Account Payable.

Section 3.14Taxes.  All year-end tax returns required to be filed on or before the Closing by the Company have been timely filed. Such tax returns are true, complete and correct in all respects. All taxes due and owing by the Company (whether or not shown on any tax return) have been, or will be, timely paid.  The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable law.  No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

Section 3.15Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.16Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Exhibits or Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer by the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and Sellers as follows:

Section 4.01Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has full corporate power and authority to enter into this Agreement and each Transactional Document to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each Transaction Document to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each Seller) this Agreement and each Transactional Document to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02No Conflicts; Consents. The execution, delivery and performance by

Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of incorporation, bylaws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05Legal Proceedings. There is no Action pending or, to Buyer’s knowledge, threatened against or by Buyer or any affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.06The Buyer Shares. The Buyer Shares will be duly authorized and validly issued and, upon the issuance of the Buyer Shares as set forth in Section 1.02(b), will be fully paid, nonassessable and free of preemptive rights.  Buyer has timely filed all forms, reports and documents required to be filed by it with the SEC, all of which have complied as of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, the date of the last such amendment or superseding filing, in all material respects with all applicable requirements of the Securities Act and the Exchange Act.  None of the forms, reports or documents filed by Buyer with the SEC, including any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of a registration statement, as of its effective date) or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.07Full Disclosure. No representation or warranty by Buyer in this Agreement and no statement contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Sellers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

INVESTIGATION AND AGREEMENT BY BUYER; NO OTHER REPRESENTATIONS OR WARRANTIES

Section 5.01Buyer’s Investigation. Buyer acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its business and operations, and Buyer has been furnished with or given full access to such information about the Company and its business and operations as it requested. Buyer also acknowledges and agrees that (i) there are uncertainties inherent in attempting to make projections, forecasts, estimates, plans and budgets with respect to the Company, its business or operations; (ii) Buyer is familiar with such uncertainties; and (iii) Buyer is taking full responsibility for making its own evaluations of the Company, its business and operations.

Section 5.02No Other Warranties. Buyer agrees that, except for the representations and warranties made by Sellers and the Company that are expressly set forth in this Agreement and the documents thereunder, none of the Sellers, the Company, nor any of their respective affiliates or representatives has made and shall not be deemed to have made to Buyer or its respective affiliates or representatives any representation or warranty of any kind.

ARTICLE VI

CLOSING CONDITIONS; COVENANTS

Section 6.01Conditions to Buyer’s Obligations.  Buyer’s obligation to perform the transactions to be performed on or before the Closing Date is subject to satisfaction, or written waiver by Buyer, of each of the following conditions:

(a)all of the representations and warranties of the Company and Sellers in this Agreement must have been accurate in all material respects as of the Closing Date, except in each case to the extent any such representation or warranty is made as of an earlier specific date, in which case such representation or warranty must have been and must be accurate in all respects as of such date, and (ii) the Company and Sellers must have performed and complied with all of their respective covenants and agreements in this Agreement to be performed prior to or at the Closing.

(b)each of the following documents must have been delivered to Buyer and dated as of the Closing Date (unless otherwise indicated):

(i)executed Assignment(s), in form and substance reasonably satisfactory to Buyer, of all of the Membership Interests, free and clear of any Encumbrances, with all necessary endorsements and assurances in order to permit immediate registration of the transfer of all of the Membership Interests on the books of the Company;

(ii)the minute books and other records of the Company;

(iii) a certificate of the Manager or Managing Member of the Company, in form and substance reasonably satisfactory to Buyer, certifying that with respect to it (A) attached thereto are a true, correct and complete copy of (1) its articles or certificate of formation certified as of a recent date by the Secretary of State of its state of organization, and its LLC Agreement, (2) to the extent applicable, resolutions duly adopted by its Manager and Members authorizing the performance of the transactions contemplated by this Agreement and the execution and delivery of the Transaction Documents to which it is a party and (3) a certificate of existence or good standing as of a recent date of it from its state of organization and a certificate of existence or good standing as of a recent date of it from each state in which it is qualified to conduct business;

(iv) a certificate of each Seller’s non-foreign status as set forth in Treasury Regulation Section 1.1445-2(b), or Form W8BEN, as applicable; and

(v)such other documents as Buyer may reasonably request for the purpose of (A)  evidencing the accuracy of each Seller’s and the Company’s representations and warranties, (B) evidencing each Seller’s and the Company’s performance of, and compliance with, any covenant or agreement required to be performed or complied with by each Seller and the Company, or (C) evidencing the satisfaction of any condition referred to in this Section 6.01.

Section 6.02Conditions to Sellers’ Obligations. Sellers’ obligations to perform the transactions to be performed on or before the Closing Date are subject to satisfaction, or written waiver by all Sellers, of the following conditions:

(a)all of the representations and warranties of Buyer in this Agreement must have been accurate in all material respects as of the date hereof and must be accurate in all material respects as if made on the Closing Date and on the date on which Closing occurs, if different, and (ii) Buyer must have performed and complied with all of its covenants and agreements in this Agreement to be performed prior to or at the Closing;

(b)the sale of the Membership Interests by Sellers to Buyer will not violate any law that has been adopted or issued, or has otherwise become effective, since the date hereof;

(c)Payment of the Purchase Price; and

(d)A certificate of the secretary (or equivalent officer) of Buyer certifying as to (i) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

Section 6.03Release of Guarantors.   By virtue of the purchase of the Membership Interests, Buyer will assume the Company’s Comerica Bank Line of Credit in the name of REP Energy LLC, in the amount of approximately $874,965, which backs various letters of credit and cash borrowing of approximately $65,000.  Such credit facility is guaranteed by Neil Leibman and Tom O’Leary (the “Guarantors”).  As soon as practicable, Buyer and the Company will replace the credit facilities and arrange for a release of the guaranty by the Guarantors.  Until such release is effective, Buyer agrees to pay monthly interest to the Guarantors, at the lowest applicable federal rate published by the Internal Revenue Service, on the outstanding balance of such credit facility.  Further, Buyer shall arrange to post $91,000 in letters of credit with ISO New England as soon as practicable and arrange to post collateral for the State of Connecticut, following which such amount will be distributed to the Sellers based on their Pro Rata Share.

ARTICLE VII

TAX MATTERS

Section 7.01Cooperation on Tax Matters.  Buyer, the Company and Sellers will cooperate fully, as and to the extent reasonably requested by the other Party or Parties, in connection with the filing and preparation of tax returns pursuant to this Section 7.04 and any Proceeding related thereto.  Such cooperation will include the retention and (upon any other Party’s request) the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Buyer and Sellers agree that the Company will retain all books and records with respect to tax matters pertinent to such Company relating to any taxable period beginning before the Closing Date until the expiration of the statute or period of limitations of the respective taxable periods. Without the prior written consent of each affected Seller, after the Closing the Company shall not and Buyer shall not permit the Company to make, change or rescind any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of any Seller with respect to such Seller’s sold Membership Interests.

Section 7.02Apportionment of Taxes. All taxes (except state income or federal income taxes, gross margin taxes, franchise taxes or gross receipts taxes) imposed upon or resulting from any transaction effected by or under this Agreement or any membership interest transfer agreement (“Sales and Transfer Taxes”) shall be borne by Buyer, regardless of whether Sellers and Buyer are individually or jointly liable for such taxes under applicable law or otherwise.  Sellers and Buyer shall cooperate with each other in timely manner with respect to preparing and making all filings, returns and reports as may be required to comply with applicable law in connection with the payment of the Sales and Transfer Taxes.

Section 7.03Allocation of Company Income and Loss. Buyer and Sellers shall request that the Company allocate all items of Company income, gain, loss, deduction or credit attributable to the Membership Interests for the taxable year of the Closing based on a closing of the Company’s books as of the Closing Date in accordance with Treasury Regulation Section 1.706-1(c)(2).

Section 7.04Tax Returns.

(a)From and after Closing, Buyer shall be responsible for the preparation and filing of all tax returns of the Company, to the extent that the same have not been filed before the Closing Date, and, in connection therewith Buyer shall procure that the Company will provide [each Seller] or its duly authorized agent with copies of drafts of all tax returns or amendments relating to any period inclusive of any time before the Closing Date, not later than two weeks prior to their submission to the governmental authority. Buyer shall, and shall procure that the Company shall, revise the draft tax returns to incorporate the reasonable comments of Sellers and take such reasonable action as Sellers may request by notice in writing, prior to submission of the same to the governmental authority, except any such comments or actions as would have the effect of increasing the tax liability of the Company or Buyer for any period ending after the Closing Date.  Buyer shall procure that the Company shall afford such access to premises and personnel and to any relevant assets, documents, books, accounts and records as is necessary to enable Sellers or their duly authorized agents to review the tax returns and conduct matters relating to them in accordance with this Section.

(b)The net amount of any tax refunds (after deduction of expenses directly related to any associated audit, investigation, or tax return) received by or on behalf of the Company with respect to any taxable period that ends prior to or as of the Closing Date shall be received in trust and shall be remitted to Sellers (based on such Seller’s Pro Rata Share) by wire transfer of immediately available funds (or by check by mail to any Seller who does not provide wiring instructions) within three (3) business days following receipt by the Company.

ARTICLE VIII

INDEMNIFICATION

Section 8.01Survival of Representations and Covenants. Except as specified elsewhere in this Agreement, all representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of one (1) year following the Closing Date.

Section 8.02Indemnification By Sellers. Subject to the other terms and conditions of this  Article VIII and except as limited below in this Section 8.02, each of the Sellers shall, severally and not jointly (based on such Seller’s Pro Rata Share), defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, members, directors, managers, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (each a “Loss”, collectively, the “Losses”), arising from or relating to:

(a)any inaccuracy in or breach of any of the representations or warranties of such Seller contained in this Agreement or any document to be delivered hereunder;

(b) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or any document to be delivered hereunder (provided, however, such indemnification obligations relating to a breach by the Company shall not apply to Rod Danielson, Wallace DeHay or Meryl Roberts);

(c)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Seller pursuant to this Agreement or any document to be delivered hereunder; or

(d)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or any document to be delivered hereunder (provided, however, such indemnification obligations relating to a breach or non-fulfillment by the Company shall not apply to Rod Danielson, Wallace DeHay or Meryl Roberts).

Section 8.03Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall defend, indemnify and hold harmless the Company and Sellers from and against all Losses arising from or relating to:

(a)any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 8.04Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The

Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 8.05Limitations. Notwithstanding anything in this Article VIII to the contrary:

(a)Limitation as to Time.  An Indemnifying Party shall not be liable for any Losses that are indemnifiable under this Agreement unless a written claim for indemnification under this Agreement is delivered by the Indemnified Party to the Indemnifying Party within the one (1) year period immediately following the date of Closing.  Notwithstanding the foregoing, any representation relating to taxes contained in this Agreement shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

(b)Minimum Loss. An Indemnified Party shall not be entitled to be indemnified for any Losses under this Agreement unless and until the aggregate amount of all indemnifiable Losses incurred by the Indemnified Party exceeds Fifty Thousand Dollars ($50,000) (the “Minimum Loss”) (unless such Losses relate to the gross negligence, willful misconduct or an act of fraud by the Indemnifying Party) and the Indemnified Party has otherwise satisfied all other requirements under this Article VIII.  After the Minimum Loss is exceeded, the Indemnified Party shall be entitled to be paid the entire amount of any indemnifiable Losses from the first dollar thereof without regard to the Minimum Loss, subject to the limitations on recovery and recourse set forth in this Agreement, including without limitation those set forth in Section 8.02.

(c)Maximum Indemnifiable Loss.  The maximum amount of cumulative indemnifiable Losses arising out of or resulting from the causes set forth in Sections 8.02 and 8.03 which may be recovered by an Indemnified Party shall in no event exceed Two Hundred and Fifty Thousand Dollars ($250,000) (unless such Losses relate to the gross negligence, willful misconduct or an act of fraud by the Indemnifying Party).

Section 8.06Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within 15 business days of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 business day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 5.00%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

Section 8.07Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 8.08Exclusive Remedy.  AFTER THE CLOSING, THE RIGHTS SET FORTH IN THIS ARTICLE VIII, WILL, EXCEPT FOR FRAUD, INTENTIONAL MISCONDUCT OR EQUITABLE RELIEF, BE THE EXCLUSIVE REMEDY OF BUYER AND SELLERS WITH RESPECT TO ANY BREACH OR INACCURACY OF ANY OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT.

ARTICLE IX

MISCELLANEOUS

Section 9.01Expenses. Except as otherwise provided in Section 1.04 of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 9.02Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 9.03Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day of the recipient if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

If to Sellers:	REP Energy, LLC 800 Bering Drive, Suite 250 Houston, TX 77057 Attention: Tom O’Leary
With a copy to:	Rod Danielson 1501 Marshall St. Houston, Texas 77006
If to Buyer:	Summer Energy Holdings, Inc. 800 Bering Drive, Suite 260 E-mail: Phone: Attention: Chief Executive Officer
with a copy to:	Kirton McConkie 50 E South Temple, Suite 400 Salt Lake City, Utah 84111 E-mail: apearson@kmclaw.com Phone: (801) 328-3600 Attention: Alexander N. Pearson

Section 9.04Construction. The article and section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement.  Any reference in this Agreement to any Article or Section refers to the corresponding Article or Section of this Agreement.  Any reference in this Agreement to any Schedule or Exhibit refers to the corresponding Schedule or Exhibit attached to this Agreement and all such Schedules and Exhibits are incorporated herein by reference.  The word “including” in this Agreement means “including without limitation.” This Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement.  Unless the context requires otherwise, any reference to any law will be deemed also to refer to all amendments and successor provisions thereto and all rules and regulations promulgated thereunder, in each case as in effect as of the date hereof and the Closing Date.  All accounting terms not specifically defined in this Agreement will be construed in accordance with GAAP as in effect on the date hereof (unless another effective date is specified herein).  The word “or” in this Agreement is disjunctive but not necessarily exclusive.  All words in this Agreement will be construed to be of such gender or number as the circumstances require.  References in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be business days.  In interpreting and enforcing this Agreement, each representation and warranty will be given independent significance of fact and will not be deemed superseded or modified by any other such representation or warranty.

Section 9.05Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

Section 9.07Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.08No Third-Party Beneficiaries. Except as provided herein, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto.

Section 9.10Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.11Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

Section 9.12Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the city of Houston and county of Harris, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.13Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.14Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereto (i) agrees that it shall not oppose the granting of such specific performance or relief and (ii) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 9.15Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Interest Purchase Agreement to be executed as of the date first written above by a duly authorized representative of such party.

“Buyer”:

SUMMER ENERGY HOLDINGS, INC.
By: /s/ Jaleea George

Name: Jaleea George

Title: CFO

“Company”:

REP ENERGY, LLC
By: /s/ Neil Leibman

Name: Neil Leibman

Title: Manager

“Sellers”:
/s/ Neil Leibman
Neil Leibman
/s/ Tom O’Leary
Tom O’Leary
/s/ Rod Danielson
Rod Danielson
/s/ Wallace DeHay
Wallace DeHay
/s/ Angela Warren
Angela Warren
/s/ Meryl Roberts
Meryl Roberts
/s/ Jaleea George
Jaleea George